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                                             October 7, 1997

Bell & Howell Operating Company
5215 Old Orchard Road
Skokie, Illinois 60077

    Re: Registration Statement on Form S-4
        File No. 333-36401
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Ladies and Gentlemen:

        You have requested our opinion in connection with the above-referenced registration statement (the "Registration Statement"), under which Bell & Howell Operating Company (the "Company") intends to issue 25,518,316 shares of Common Stock (the "Shares"), par value $.001 per share, of the Company ("Common Stock"), to existing stockholders of Bell & Howell Company in connection with the liquidation and dissolution of Bell & Howell Company.

        In arriving at the opinion expressed below, we have examined the Registration Statement and such other documents as we have deemed necessary to enable us to express the opinion hereinafter set forth. In addition, we have examined and relied, to the extent we deem proper, on certificates of officers of the Company as to factual matters, and on the originals or copies certified or otherwise identified to our satisfaction, of all such corporate records of the Company and such other instruments and certificates of public officials and other persons as we have deemed appropriate. In our examination, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies, the genuineness of all signatures on documents reviewed by us and the legal capacity of natural persons.

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Bell & Howell Operating Company
October 7, 1997
Page 2

        Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized and, when issued in accordance with the terms and conditions set forth in the Registration Statement and the Plan of Liquidation and Dissolution disclosed therein, will be validly issued, fully paid and non-assessable.

        We hereby consent to the references to our firm under the caption "Legal Matters" in the Registration Statement and to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                            Very truly yours,


                                            McDermott, Will & Emery